Exhibit 1


                             JOINT FILING AGREEMENT

     The undersigned hereby agree that this statement on Schedule 13D dated December 31, 1999 with respect to the Common Stock of NetRatings, Inc. is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13(d)-1(f) under the Securities Exchange Act of 1934, as amended.

Dated: December 31, 1999


                                        NIELSEN MEDIA RESEARCH, INC.

                                        By:  /s/ John A. Dimling
                                             -------------------------------
                                             Name:    John A. Dimling
                                             Title:   President and
                                                      Chief Executive Officer

                                        VNU N.V.

                                        By:  /s/ Gerald S. Hobbs
                                             -------------------------------
                                             Name:    Gerald S. Hobbs
                                             Title:   Director

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